As filed with the Securities and Exchange Commission on September 20, 1996
                                                  Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      TECHNOLOGY MODELING ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                              94-2708698
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)                identification no.)

                             595 LAWRENCE EXPRESSWAY
                           SUNNYVALE, CALIFORNIA 94086
          (Address of principal executive offices, including zip code)

                             1989 STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                           1996 EQUITY INCENTIVE PLAN
                        1996 DIRECTORS STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               BENNET L. WEINTRAUB
                             CHIEF FINANCIAL OFFICER
                             595 LAWRENCE EXPRESSWAY
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 328-0930
(Name, address and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              Robert A. Freedman, Esq.
                              Trudy A. Golobic, Esq.
                              Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, California  94306

                                                   CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                             PROPOSED
                                             AMOUNT                  PROPOSED                 MAXIMUM
                                              TO BE              MAXIMUM OFFERING            AGGREGATE              AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED             PRICE PER SHARE         OFFERING PRICE        REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value. . . . . .       1,850,000(1)             $12.00(2)           $  22,200,000.00(2)       $  7,656(2)
Common Stock, no par value. . . . . .         924,750(3)              2.035(4)               1,882,274.05(4)            650(4)
                                            ---------                                    ----------------          --------
          Total . . . . . . . . . . .       2,774,750                                    $  24,082,274.05          $  8,306
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Shares available for grant and not yet subject to outstanding options as of September 19, 1996 under the 1996 Equity Incentive Plan (the "1996 PLAN") and the 1996 Directors Stock Option Plan (the "DIRECTORS PLAN") and available for issuance as of September 19, 1996 under the 1996 Employee Stock Purchase Plan (the "PURCHASE PLAN").

(2) Estimated as of September 19, 1996 pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3) Shares subject to options outstanding as of September 19, 1996 under the 1989 Stock Option Plan (the "1989 PLAN") and the 1995 Stock Option Plan (the "1995 PLAN").

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1) under the Securities Act.

                      TECHNOLOGY MODELING ASSOCIATES, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's Prospectus filed with the Commission on September 20, 1996 under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 424(b), which prospectus contains audited financial statements for the fiscal year ended December 31, 1995.

          (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 19, 1996 with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and declared effective by the Commission on September 19, 1996, and any amendment or report subsequently filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Articles of Incorporation include a provision that eliminates to the fullest extent permitted by law the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under
Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

     The Registrant's Articles of Incorporation further provide that the Registrant will indemnify its directors and executive officers to the fullest extent permitted under Section 317 of the California Code and include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to these provisions, the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The

Registrant has entered into indemnity agreements with all directors and executive officers, which provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify these directors and executive officers against certain liabilities that may arise by reason of their status or service as directors and executive officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company pursuant to which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

     The Registrant currently maintains directors and officers liability insurance and intends to increase the amount of coverage to a per claim and annual aggregate coverage limit of $5,000,000.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

            4.01 Registrant's Amended and Restated Articles of Incorporation, (incorporated herein by reference to Exhibit
                     3.01 of Registrant's Registration Statement on Form SB-2, File No. 333-5252-LA, initially filed on July 10, 1996, and as subsequently amended through September 9, 1996 (the "Form SB-2")).

            4.02 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.02 of the Form SB-2).

            4.03 Registrant's 1989 Stock Option Plan (incorporated herein by reference to Exhibit 10.01 of the Form SB-2).

            4.04 Registrant's 1995 Stock Option Plan (incorporated herein by reference to Exhibit 10.03 of the Form SB-2).

            4.05 Registrant's 1996 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.04 of the Form SB-2).

            4.06 Registrant's 1996 Directors Stock Option Plan (incorporated herein by reference to Exhibit 10.05 of the Form SB-2).

            4.07 Registrant's 1996 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.06 of the Form SB-2).

            4.08 Form of Specimen Certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form SB-2).

            5.01     Opinion of Fenwick & West LLP.

           23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

           23.02     Consent of Arthur Andersen LLP, independent accountants.

           24.01     Power of Attorney (see page II-5).

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 19th day of September, 1996.

                                   TECHNOLOGY MODELING ASSOCIATES

                                   By:   /s/ Bennet L. Weintraub
                                        -------------------------
                                        Bennet L. Weintraub
                                        Chief Financial Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Roy E. Jewell and Bennet L. Weintraub, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                        TITLE                           DATE
     ---------                        -----                           ----

PRINCIPAL EXECUTIVE OFFICER
 AND DIRECTOR:

/S/ Roy E. Jewell             President, Chief Executive      September 19, 1996
- -------------------------     Officer, Chairman of the
Roy E. Jewell                 Board of Directors


PRINCIPAL FINANCIAL OFFICER
 AND PRINCIPAL ACCOUNTING OFFICER:

/S/ Bennet L. Weintraub       Chief Financial Officer         September 19, 1996
- -------------------------
Bennet L. Weintraub


ADDITIONAL DIRECTORS:

/S/ Louis A. Delmonico        Director                        September 19, 1996
- -------------------------
Louis A. Delmonico

/S/ William E. Drobish        Director                        September 19, 1996
- -------------------------
William E. Drobish

/S/ Robert W. Dutton          Director                        September 19, 1996
- -------------------------
Robert W. Dutton

/S/ Yoshio Nishi              Director                        September 19, 1996
- -------------------------
Yoshio Nishi

/S/ Ronald A. Rohrer          Director                        September 19, 1996
- -------------------------
Ronald A. Rohrer